AGREEMENT


     THIS AGREEMENT is made and entered into this 4th day of February, 1999, by and between COMPU-DAWN, INC., hereinafter referred to as "Compu-Dawn," and BOCA RESEARCH, INC., hereinafter referred to as "BRI."

     W I T N E S S E T H : WHEREAS, e-TV COMMERCE, INC. ("e-TV"), a wholly owned subsidiary and assignee of Compu-Dawn, has acquired the operating and other assets of LocalNet Communications, Inc. ("LocalNet") pursuant to a peaceful surrender Agreement in satisfaction of a portion of the principal of a senior secured loan to LocalNet; and

     WHEREAS, Compu-Dawn and e-TV, in order to develop and operate its business with the assets acquired from LocalNet, desires to commence and continue commerce with BRI and to obtain exclusivity rights being the same as that which BRI heretofore provided LocalNet, subject to Compu-Dawn and/or e-TV maintaining an exclusive source of supply of its set top box products from BRI.

     NOW, THEREFORE, in consideration for BRI extending the exclusivity terms as described in this Agreement, BRI's agreeing to continue to commence and engage in commerce with Compu-Dawn and e-TV and other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties hereby agree as follows:

     1. Compu-Dawn shall, within five (5) days following the date of this Agreement, issue to BRI, at no cost to BRI, fully paid-up common stock in Compu-Dawn in two (2) tranches, the terms relative to each being hereinafter described:

          A. 91,363 shares (the "Tranche 1 Shares")

          B. 26,087 shares (the "Tranche 2 Shares") valued at $5.75 per share (the "Tranche 2 Shares Price").

          C. Compu-Dawn shall retain a call on all shares issued pursuant to both tranches at a price equal to $5.00 per share for the Tranche 1 Shares, and the Tranche 2 Shares Price for the Tranche 2 Shares; provided that such call may only be exercised in its entirety as to all shares held by BRI.

     2. Tranche 1 Shares Terms and Conditions. All Tranche 1 Shares shall be unregistered stock and may only be publicly sold pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act") or pursuant to an effective, current registration statement under the Securities Act. BRI shall be granted piggyback registration rights with respect to the Tranche 1 Shares as set forth in Section 9. Compu-Dawn shall at all times retain a call on such Tranche 1 Shares held by BRI prior to their public sale on the open market at a price equal to $5.00 per share. Upon the expiration of one (1) year from the date of




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this  Agreement,  BRI  shall  be  entitled  to  sell  such  shares  as it  deems appropriate in the open market, pursuant to Rule 144.

     Notwithstanding the foregoing, BRI agrees that at such time as BRI shall have obtained net proceeds from the sale of any Tranche 1 Shares in an amount equal to $456,814.17, BRI shall provide Compu-Dawn written notice thereof, and ten (10) days after providing such notice (the "Election Notice Period"), either
(I) shall endorse over and deliver to Compu-Dawn remaining Tranche 1 Shares which BRI shall possess, or (ii) if Compu-Dawn elects in writing prior to the expiration of the Election Notice Period, BRI shall continue to sell the Tranche 1 Shares publicly and deliver the net proceeds from such sale above such $456,814.17 to Compu-Dawn.

     3. Tranche 2 Shares Terms and Conditions. All Tranche 2 Shares shall be unregistered and may be publicly sold pursuant to Rule 144 or pursuant to an effective, current registration statement. Compu-Dawn shall, at all times, provide BRI with full piggyback registration rights with respect to the Tranche 2 Shares as set forth in Section 9.

     4. Exclusivity. Provided that LocalNet Communications, Inc. shall execute a full release and consent in form as attached hereto as Exhibit "A," BRI hereby agrees not to manufacture the set top box product (the "Product") for any multilevel marketing company which is engaged primarily in the business of reselling local and/or long distance telephone services or Internet access services upon the following terms and conditions:

          (a) Exclusivity shall not apply to BRI's sale of approximately 40,000 units of the Product on a one-time basis to a competitor of Compu-Dawn set forth on Schedule 4(a) attached hereto, provided that such Product is without Citrix-type enhancements which make the Product network capable.

          (b) The Exclusivity shall be conditioned upon Compu-Dawn ordering and accepting delivery from BRI of no fewer than 36,000 units of the Product during the first twelve (12) months following the date of this Agreement, of which at least 8,000 of said units must be ordered and delivery accepted within the first six (6) months of this Agreement.

          (c) During the second twelve (12) months following the execution of this Agreement, such Exclusivity shall continue, provided that Compu-Dawn shall have ordered and accepted delivery of no fewer than 80,000 units of Product from BRI, with such units being ordered and delivery accepted at the rate of 20,000 units per quarter; provided, however, that in the event Compu-Dawn shall fail to meet such minimum 20,000 unit per quarter commitment, Compu-Dawn shall have the right to cure such deficiency during the immediate next quarter.

          (d) The Exclusivity shall terminate upon the earlier of (a) Compu-Dawn's failure to meet its commitment as set forth above as well as all of its obligations to BRI (including payments) as provided for in this Agreement, or (b) two (2) years from the date of this Agreement.

          (e) Provided that Exclusivity shall remain in effect at the expiration of two (2) years from the date of this Agreement, the parties agree to negotiate in good faith for the extension of the Exclusivity, subject to the parties' mutual agreement as to acceptable minimum volume commitments by Compu-Dawn, considering then prevailing market conditions.

     5. Legend. The Certificate(s) representing Tranche 1 Shares and Tranche 2 Shares (collectively the "Common Shares") shall bear a legend that the Common Shares are subject to this Agreement in a form acceptable to Compu-Dawn, in addition to any other legends thereon.



     6. Release. BRI hereby releases and forever discharges Compu-Dawn, its parent, subsidiaries (including, without limitation, e.TV), affiliates, related companies, stockholders, directors, officers, employees, agents, attorneys, successors, and assigns (collectively, the "Compu-Dawn Releasees") from all liabilities, actions, causes of action, suits, claims, debt damages and demands whatsoever, whether known or unknown, at law or in equity, whether statutory or common law, whether federal, state, local, or otherwise, which against the Compu- Dawn Releasees, BRI, its successors and assigns ever had, now have or hereafter can, shall or may, have for, upon, or by reason of, or arising out of, its relationship with LocalNet or in connection with, or related to, the Peaceful Surrender Agreement, at any time up to and including the date hereof, excluding, however, Compu-Dawn's obligation for the guarantee of any payments to BRI owed by LocalNet which were expressly guaranteed by Compu-Dawn.

     7. BRI Representations and Warranties. BRI, hereby represents and warrants to Compu-Dawn:

          (a) Status. It is a corporation duly authorized, validly existing and in good standing under the laws of its state of incorporation and it has qualified to do business as a foreign limited partnership in the jurisdictions, if any, outside of such state, in which it does business and is required to so qualify;

          (b) Performance. It has full corporate power and authority to execute and deliver this Agreement and to perform the duties and responsibilities contemplated hereby;

          (c) Authorization. The execution, delivery and performance of this Agreement has been duly authorized by its directors and no other corporate approvals are necessary;

          (d) No Conflict of Violation. that neither the execution of this Agreement nor performance hereunder will (i) violate, conflict with or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under the terms, conditions or provisions of its limited partnership agreement or any contract, agreement or other instrument or obligation to which it is a party, or by which it may be bound, or (ii) violate any order, judgment, writ, injunction or decree applicable to it.

          (e) Investment Representations. With respect to the issuance of the Common Shares:

                           i) BRI represents and warrants that the common Shares
                  are being acquired for its own account, for investment purposes and not with a view to any distribution. BRI will not sell, assign, mortgage, pledge, hypothecate, transfer or otherwise dispose of any of the common Shares unless (A) a registration statement under the Securities Act, with respect thereto is in effect and the prospectus included therein meets the requirements of Section 10 of the Securities Act, or (B) Compu-Dawn has received a written opinion of its counsel that, after an investigation of the relevant facts, such counsel is of the opinion that such proposed sale, assignment, mortgage, pledge, hypothecation, transfer or disposition does not require registration under the Securities Act.

                           (ii) BRI represents and warrants  further that (A) it
                  is either an "accredited investor," as such term is defined in Rule 501(a) promulgated under the Securities Act, or, either alone or with its purchaser representative, has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the acquisition of the Common Shares; (B) it is able to bear the economic risks of an investment in the Common Shares, including, without limitation, the risk of the loss of part or all of its investment and the inability to sell or transfer the Common Shares for an indefinite period of time; (C) it has adequate financial means of providing for current needs and contingencies and has no need for liquidity in its investment in the Common Shares; and (D) it does not have an overall commitment to investments which are not readily marketable that is excessive in proportion to net worth and an investment in the Common Shares will not cause such overall commitment to become excessive.

                           (iii) BRI has obtained and reviewed Compu-Dawn's reports filed under the Securities Exchange Act of 1934, as amended, (the "Exchange Act") including, without limitation, Compu-Dawn's Annual Report on Form 10-KSB for the year ended December 31, 1997, Quarterly Reports, on Form 10-QSB for the periods ended March 31, June 30, and September 30, 1998 and Current Reports on Form 8-K for events dated April 22, April 23, June 8, September 1, September 25, and November 18, 1998 and has been afforded the opportunity to obtain such information with regard to the Compu-Dawn it has requested to evaluate the merits and risks of BRI's investment in the Common Shares.

          (f) BRI acknowledges that a restrictive legend will be placed on any instrument, certificate or other document evidencing the Common Shares in, or substantially in, the following form:

                  "The securities represented by this certificate have not been registered under the Securities Act of 1933 and may not be sold, transferred, pledged, hypothecated or otherwise disposed of in the absence of (i) an effective registration statement for such securities under said act or (ii) an opinion of Company counsel that such registration is not required."

          (g) BRI acknowledges that Compu-Dawn will be relying upon the foregoing with regard to the issuance of the Common Shares to BRI and any subsequent transfer of the Common Shares by BRI and agrees to advise Compu-Dawn in writing in the event of any change in any of the foregoing.

     8. Compu-Dawn Representations and Warranties. Compu-Dawn hereby represents and warrants to BRI:

          (a) Status. It is a corporation duly organized validly existing and in good standing under the laws of the state of its incorporation and it has qualified to do business as a foreign corporation in the jurisdictions, if any, outside of such state, in which it does business and is required to so qualify;

          (b) Performance. It has full corporate power and authority to execute and deliver this Agreement and to perform the duties and responsibilities contemplated hereby;

          (c) Authority. The execution, delivery and performance of this Agreement has been duly authorized by its Board of Directors and no other corporate approvals are necessary;

          (d) No Conflict Violation. That neither the execution of this Agreement nor performance hereunder will (i) violate, conflict with or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under the terms, conditions or provisions of its Certificate of Incorporation or By-Laws or any contract, agreement or other instrument or obligation to which it is a party, or by which it may be bound, or (ii) violate any order, judgment, writ, injunction or decree applicable to it.

          (e) Issuance of Common Shares. Upon issuance of the Common Shares as provided herein, such Common Shares shall be duly authorized, validly issued, fully paid and non-assessable Common Shares of Compu-Dawn.

     9. Piggy-back Registration Rights

          (a) Compu-Dawn Obligations.

               (i)  Registration.   If  at  any  time  after  the  date   hereof
                    Compu-Dawn shall file with the Securities and Exchange Commission (the "SEC")
                  a registration statement (a "Registration Statement") under the Securities Act relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities (other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans), Compu-Dawn shall send to BRI written notice of such determination and, if within fifteen (15) days after the date of such notice, BRI shall so request in writing, Compu-Dawn shall include in such Registration Statement all or any part of the Common Shares BRI requests to be registered, except that if, in connection with any underwritten public offering, the managing underwriter(s) thereof shall impose a limitation on the number of of Common Shares which may be included in the Registration Statement because, in such underwriter(s)' judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then Compu-Dawn shall be obligated to include in such Registration Statement only such limited portion of the as the underwriter shall permit (limited to zero if necessary). If an offering in connection with which is entitled to registration under this Section 9(a)(i) is an underwritten offering, then BRI shall, unless otherwise agreed by Compu-Dawn, offer and sell such Common Shares in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other Common Shares included in such underwritten offering.

                           (ii) Amendments and Supplements; Maintain Effectiveness. Compu-Dawn shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective at all times for a period of six (6) months following the effective date thereof (the ARegistration Period@), except during any Disclosure Delay Period (as defined in Section 9(a)(iii)), and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Common Shares covered by the Registration Statement until such time as all of such Common Shares have been disposed of in accordance with the intended methods of disposition by BRI thereof as set forth in the Registration Statement.

                           (iii) Disclosure Delay Period.  If, at any time prior
                  to the expiration of the Registration Period, in the good faith reasonable judgment of Compu-Dawn's Board of Directors, the disposition of Common Shares would require the premature disclosure of material non-public information which may reasonably be expected to have an adverse effect on Compu-Dawn, then Compu-Dawn shall not be required to maintain the effectiveness of or amend or supplement the Registration Statement for a period (a "Disclosure Delay Period") expiring upon the earlier to occur of (A) the date on which such material information is disclosed to the public or ceases to be material or (B) subject to Section 9(a)(iv) hereof, up to ninety (90) calendar days after the date on which Compu-Dawn provides a notice to BRI under Section 9(a)(iv) hereof stating that the failure to disclose such non-public information causes the prospectus included in the Registration Statement, as then in effect, to include an untrue statement of a material fact or to omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                           (iv) Notice of Disclosure  Delay  Period.  Compu-Dawn
                  will give prompt written notice, to BRI of each Disclosure Delay Period. BRI agrees that, upon receipt of such notice prior to BRI's disposition of all such Common Shares will forthwith discontinue disposition of such Common Shares pursuant to the Registration Statement, and will not deliver any prospectus forming a part thereof in connection with any sale of such Common Shares until the expiration of such Disclosure Delay Period. Notwithstanding anything in this
                  Section 9 to the contrary, there shall not be more than an aggregate of One Hundred Eighty (180) calendar days in any twelve (12) month period during which Compu-Dawn is in a Disclosure Delay Period.

                           (v) Copies of Filings and Correspondence.  Compu-Dawn
                  shall furnish to BRI if its Common Shares are included for resale in the Registration Statement (A) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by Compu-Dawn, one copy of the Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, and each item of correspondence from the SEC or the staff of the SEC which comments upon or requests information relating to BRI and/or the Common Shares (including, without limitation, the resale and plan of distribution hereof), in each case relating to such Registration Statement (other than any portion, if any, thereof which contains information for which Compu-Dawn has sought confidential treatment), (B) on the date of effectiveness of the Registration Statement or any amendment thereto, a notice stating that the Registration Statement or amendment has been declared effective, and (C) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as such BRI may reasonably request in order to facilitate the disposition of the Common Shares by BRI.

                           (vi) Blue Sky.  Compu-Dawn shall use its best efforts
                  to (A) register and qualify the Common Shares covered by the Registration Statement under such other securities or "blue sky" laws of such jurisdictions in the United States as BRI reasonably requests, (B) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (C) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (D) take all other actions reasonably necessary or advisable to qualify the Common Shares for sale in such jurisdictions; provided, however, that Compu-Dawn shall not be required in connection therewith or as a condition thereto to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 9(a)(vi), (B) subject itself to general taxation in any such jurisdiction, (C) file a general consent to service of process in any such jurisdiction, (D) provide any undertakings that cause Compu- Dawn undue expense or burden, or (E) make any change in its charter or bylaws, which in each case the Board of Directors of Compu-Dawn determines to be contrary to the best interests of Compu-Dawn and its stockholders.

                           (vii) Events Affecting Prospectus. As promptly as practicable after becoming aware of such event, Compu-Dawn shall notify BRI of the happening of any event, of which Compu-Dawn has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and if such Registration Statement is supplemented or amended to correct such untrue statement or omission, to deliver such number as BRI may reasonably request.

                           (viii)   Notification  of  Amendment  or  Supplement.
                  Compu-Dawn shall, as promptly as practical after becoming aware of such event described in Section 9(vii), notify BRI of the issuance of such order and the resolution thereof (and if such Registration Statement is supplemented or amended, deliver such number of copies of such supplement or amendment to BRI as BRI may reasonably request).

                           (ix) Review by BRI's Counsel. Compu-Dawn shall permit
                  a single firm of counsel designated by BRI to review the Registration Statement and all amendments and supplements thereto a reasonable period of time prior to their filing with the SEC.

                           (x) BRI's Due Diligence; Confidentiality of Compu-Dawn Information. Compu-Dawn shall make available for inspection by (A) BRI, (B) one firm of attorneys and one firm of accountants or other agents retained by BRI (collectively, the "Inspectors") all pertinent financial and other records, and pertinent corporate documents and properties of Compu-Dawn (collectively, the "Records"), as shall be reasonably deemed necessary by each Inspector to enable each Inspector to exercise its due diligence responsibility, and cause Compu-Dawn's officers, directors and employees to supply all information which BRI may reasonably request for purposes of such due diligence; provided, however, that each Inspector shall hold in confidence and shall not make any disclosure (except to BRI) of any Record or other information which Compu-Dawn determines in good faith to be confidential, and of which determination the Inspector so notified, unless (A) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (B) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, or (C) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. Compu-Dawn shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into a confidentiality agreements with Compu-Dawn with respect thereto, substantially in the form of this Section9(a)(x). BRI agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to Compu-Dawn and allow Compu-Dawn, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein shall be deemed to limit BRI's ability to sell Common Shares in a manner which is otherwise consistent with applicable laws and regulations.

                           (xi) Confidentiality of BRI Information. Compu-Dawn shall hold in confidence and not make any disclosure of information concerning BRI provided to Compu-Dawn unless (A) disclosure of such information is necessary to comply with federal or state securities laws, (B) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (C) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, (D) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement, or (E) BRI consents to the form and content of any such disclosure. Compu-Dawn agrees that it shall, upon learning that disclosure of such information concerning BRI is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to BRI prior to making such disclosure, and allow BRI, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

                           (xii) Compliance with Laws. Compu-Dawn shall comply with all applicable laws related to a Registration Statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including, without limitation, the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC.)

               (b) Obligations of BRI. In connection with a registration of the Common Shares BRI shall have the following obligations:

                           (i) BRI Information. It shall be a condition precedent to the obligations of Compu-Dawn to complete the registration pursuant to Section 9 that BRI shall furnish to Compu-Dawn such information regarding itself, the Common Shares and the intended method of disposition of the as shall be required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as Compu-Dawn may reasonably request. At least five (5) business days prior to the first anticipated filing date of the Registration Statement, Compu-Dawn shall notify BRI of the information Compu-Dawn requires from BRI.

                           (ii) Cooperation. BRI, agrees to cooperate with Compu-Dawn as requested by Compu-Dawn in connection with the preparation and filing of the Registration Statement hereunder, unless BRI does not include any of the Common Shares in the Registration Statement.

                           (iii) Underwritten Offering. In the event BRI determines to engage the services of an underwriter, BRI agrees to enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Common Shares.

                           (iv) No  Disposition  of Common  Shares.  BRI  agrees
                  that, upon receipt of any notice from Compu-Dawn of the happening of any event of the kind described in Sections 9(a)(vii) or 9(a)(viii), BRI will immediately discontinue disposition of Common Shares pursuant to the Registration Statement covering the resale of such Registrable Securities until BRI's receipt of the copies of the supplemented or amended prospectus contemplated by Sections 9(a)(vii) or 9(a)(viii) and, if so directed by Compu-Dawn, BRI shall deliver to Compu-Dawn or destroy (and deliver to Compu-Dawn a certificate of destruction) all copies in BRI's possession, of the prospectus covering such Common Shares current at the time of receipt of such notice.

                           (v) Method of Underwritten Distribution.  BRI may not
                  participate in any underwritten distribution of the Common Shares unless BRI (A) agrees to sell the Common Shares on the basis provided in any underwriting arrangements in usual and customary form entered into by Compu-Dawn, (B) completes, in a manner reasonably acceptable to Compu-Dawn, and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (C) agrees to pay its pro rata share of all underwriting discounts and commissions and any expenses in excess of those payable by Compu- Dawn pursuant to Section 9(c) below.

               (c) Expenses of Registration. All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications, relating to one (1) Registration Statement pursuant to Section 9, except that if a portion of BRI Shares are not permitted to be included in one (1) Registration Statement by an underwriter as provided in Section 9(a)(i), then relating to the least number of Registration Statements which will cover the resale of all the Common Shares, including all registration, listing and qualifications fees, printers and accounting fees, the fees and disbursements of counsel for Compu-Dawn hereof, shall be borne by Compu-Dawn.

               (d) Indemnification. In the event any Common Shares are included for resale in a Registration Statement under this Agreement:

                           (i)   Compu-Dawn   Indemnification.   To  the  extent
                  permitted by law, Compu-Dawn will indemnify, hold harmless and defend (A) BRI and (B) the directors, officers, partners, members, employees, agents and each person who controls BRI within the meaning of Section 15 of the Securities Act or
                  Section 20 of the Exchange Act, if any, (each, an "Indemnified Person"), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, "Claims") to which any of them may become subject insofar as such Claims arise out of or are based upon:
                  (A) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, (B) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if Compu-Dawn files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (C) any violation or alleged violation by Compu-Dawn of the Securities Act, the Exchange Act, any other applicable securities law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Common Shares (the matters in the foregoing clauses (A) through (C) being, collectively, "Violations"). Subject to the restrictions set forth in Section 9(d)(iii) with respect to the number of legal counsel, Compu-Dawn shall reimburse BRI and each other Indemnified Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 9(d)(i):
                  (A) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to Compu-Dawn by such Indemnified Person expressly for use in the Registration Statement or any such amendment thereof or supplement thereto;
                  (B) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of Compu-Dawn; and (C) with respect to any preliminary prospectus, shall not inure to the benefit of any Indemnified Person if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, if such corrected prospectus was timely made available by Compu-Dawn pursuant to Section 9(a)(v) hereof, and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a Violation and such Indemnified Person, notwithstanding such advice, used it. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Common Shares by BRI. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 9(d)(i) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, and the Indemnified Party failed to utilize such corrected prospectus.

                           (ii) BRI Indemnification. In connection with any Registration Statement in which BRI is participating, BRI agrees to indemnify, hold harmless and defend, to the same extent and in the same manner set forth in Section 9(d)(i), Compu-Dawn, each of its directors, each of its officers who signs the Registration Statement, its employees, agents and each person, if any, who controls Compu-Dawn within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder within the meaning of the Securities Act or the Exchange Act (collectively and together with an Indemnified Person, an "Indemnified Party"), against any Claim to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to Compu-Dawn by BRI expressly for use in connection with such Registration Statement, and subject to Section 9(d)(iii), BRI will reimburse any legal or other expenses (promptly as such expenses are incurred and are due and payable) reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 9(d)(ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of BRI, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Common Shares by BRI.

                           (iii) Promptly after receipt by an Indemnified Person
                  or Indemnified Party under this Section 9(d) of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to made against any indemnifying party under this Section 9(d), deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that such indemnifying party shall not be entitled to assume such defense and an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the reasonable fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential conflicts of interest between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding or the actual or potential defendants in, or targets of, any such action include both the Indemnified Person or the Indemnified Party and the indemnifying party and any such Indemnified Person or Indemnified Party reasonably determines that there may be legal defenses available to such Indemnified Person or Indemnified Party which are different from or in addition to those available to such indemnifying party. The indemnifying party shall pay for only one separate legal counsel for the Indemnified Persons or the Indemnified Parties, as applicable, and such legal counsel shall be selected by BRI, if BRI or any Indemnified Person is entitled to indemnification hereunder, or by Compu-Dawn, if Compu-Dawn or an Indemnified Party is entitled to indemnification hereunder, as applicable. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 9(d), except to the extent that the indemnifying party is actually prejudiced in its ability to defend such action. The indemnification required by this Section 9(d) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

               (e) Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 9(d) to the fullest extent permitted by law; provided, however, that no contribution shall be made under circumstances where the indemnifying party would not have been liable for indemnification under the fault standards set forth in Section 9(d).

               (f) Exemption from  Registration.  The provisions of Section 9(a)
          through (e) notwithstanding, Compu-Dawn shall have no obligation to register the resale of the Common Shares to the extent the Common Shares may be resold without registration without violating Section 5 of the Securities Act pursuant to Rule 144 promulgated thereunder or any other exemption or exception from registration under the Securities Act.

          10. Third Party Beneficiary. It is agreed that e.TV is a third party beneficiary of this Agreement and may enforce any of Compu-Dawn's rights hereunder.

          11. Successors and Assigns. All terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns, provided however, BRI may not assign this Agreement without the prior written consent of Compu-Dawn.

          12. Notices. Any notice, delivery or other communication required or permitted hereunder shall be deemed to have been duly made or given for all purposes when in writing and delivered by hand or sent by certified mail, return receipt requested, postage prepaid, telecopier, overnight mail, or nationally recognized overnight courier, addressed as follows:

                  If to Compu-Dawn:

                  77 Spruce Street
                  Cedarhurst, New York  11516
                  Attention: Mark Honigsfeld, Chief Executive Officer Telecopier Number: (516) 374-9410

                  with a copy to:

                  Certilman Balin Adler & Hyman, LLP
                  90 Merrick Avenue
                  East Meadow, New York  11554
                  Attention:   Gavin C. Grusd, Esq.
                  Telecopier Number: (516) 296-7111

                  If to BRI:

                  Boca Research, Inc.
                  Attention: Anthony F. Zalenski
                  1377 Clint Moore Road
                  Boca Raton, FL  33487
                  Telecopier Number: (561) 997-6227, ext. 216

                  With a copy to:
                  Spinner, Dittman, Federspiel & Dowling
                  Attn:  Robert W. Federspiel, Esq.
                  501 E. Atlantic Avenue
                  Delray Beach, FL  33487
                  Telecopier Number: (561)276-5489

or such other address as shall be furnished in writing by any such party in the manner provided hereby, and any notice or communication given pursuant to the provisions hereof shall be deemed to have been given as of the date delivered or so mailed or transmitted.

     13. Governing Law, Jurisdiction. The interpretation and construction of this Escrow Agreement and all matters relating hereto shall be governed by the laws of the State of New York, excluding choice of law rules thereof. Any federal court in and for the Eastern District of New York and the Supreme Court of the State of New York in, and for Nassau County shall have jurisdiction over any action relating to this Agreement.

     14. Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and only to the extent such provision shall be held to be invalid or unenforceable and shall not in any way affect the validity or enforceability of the other provisions hereof, all of which provisions are hereby declared severable, and this Agreement shall be carried out as if such invalid or unenforceable provision or portion thereof was not embodied herein.

     15. Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties in respect of the subject matter hereof and supersedes all prior and contemporaneous agreements, arrangements and understandings relating to the subject matter hereof.

     16. Modification. This Agreement may be amended only by a written instrument executed by the party sought to be charged.

     17. Waivers. No waiver by any party of any provision of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such provision or any other provision hereof.

     18. Counterparts. This Agreement may be executed in counterparts, all of which taken together shall constitute one agreement.

     19. Captions. The section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

     20. Facsimile Signatures. Signatures hereon which are transmitted by facsimile shall be deemed original signatures.

     21. Waiver of Jury Trial. COMPU-DAWN AND BRI ACKNOWLEDGE THAT THE RIGHT TO A TRIAL BY JURY IS A CONSTITUTIONAL RIGHT, BUT THAT THE RIGHT MAY BE WAIVED.
COMPU-DAWN AND BRI EACH KNOWINGLY, VOLUNTARILY, IRREVOCABLY AND WITHOUT COERCION, WAIVE ALL RIGHTS TO TRIAL BY JURY OF ALL DISPUTES BETWEEN THEM. NEITHER COMPU-DAWN NOR BRI SHALL BE DEEMED TO HAVE GIVEN UP THIS WAIVER OF JURY TRIAL UNLESS THE PARTY CLAIMING THAT THIS WAIVER HAS BEEN RELINQUISHED HAS A WRITTEN INSTRUMENT SIGNED BY THE OTHER PARTY STATING THAT THIS WAIVER HAS BEEN GIVEN UP. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY THE COURT.

     22. Public Announcement. Compu-Dawn and BRI shall cooperate with each other on a mutual best efforts basis to draft a public announcement relating to the transaction contemplated hereby.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.


Witnesses:                                      COMPU-DAWN, INC.

/s/ Gina Shaughnessy
---------------------------------               By: /s/ Mark Honigsfeld
                                                   -----------------------------



                                                BOCA RESEARCH, INC.
/s/ Carla Hosterman
---------------------------------              By:/s/ Anthony Zalenski
                                                  ------------------------------
/s/ Roberta L. Bynag
---------------------------------

                                    EXHIBIT A






                                     CONSENT


     LocalNet Communications, Inc. hereby acknowledges and agrees that all obligations of Boca Research, Inc. to refrain from manufacturing the products which were the subject of that certain Exclusive Manufacturing and Marketing Agreement dated March 18, 1998, between the parties as provided for in Section
1.3 therein and as further modified under the Tripartite Agreement between the parties dated October 28, 1998, are hereby terminated, and LocalNet hereby consents to the entry by Boca Research, Inc. into the attached Agreement with Compu-Dawn, Inc., granting such rights of exclusivity as provided for therein.


                                                LOCALNET COMMUNICATIONS, INC.


                                               By: /s/ David Greenspan
                                                  -----------------------

                                  SCHEDULE 4(a)


                                   Big Planet